Exhibit 99.1

        Image Entertainment and Relativity Media Sign Landmark
                Ten-Year North American Home Video and
                Digital Distribution Output Agreement

    CHATSWORTH, Calif.--(BUSINESS WIRE)--Aug. 14, 2006--Image
Entertainment, Inc. (Nasdaq:DISK):

    -- Image Projects Deal Will Generate DVD and Digital Revenues in the Hundreds of Millions of Dollars Over the Next Few Years

    --  Relativity Receives 3.4 Million Shares of Image's Stock,
        Becoming One of Its Largest Shareholders

    Image Entertainment, Inc. (Nasdaq:DISK), a leading independent licensee, producer and distributor of home entertainment programming in North America, today announced that it has signed a ten-year output agreement with Relativity Media, LLC to distribute theatrical motion pictures independently financed and produced by Relativity on all home video (including DVD, HD-DVD and Blu-ray Disc(R)) and digital formats.
    As partial consideration for the deal, Image has granted Relativity 3.4 million shares of its common stock, which makes Relativity one of Image's largest shareholders. The shares will be delivered to Relativity after Image's August 25 record date and therefore will not be voted at the upcoming annual meeting of stockholders. The stock is subject to certain restrictions on sale or transfer until the satisfaction of various conditions and terms of the agreement.
    The first few films under the agreement are expected to be identified by the end of the quarter and released in the second half of calendar 2007. Image currently projects that the deal will generate DVD and digital revenues in the hundreds of millions of dollars over the next few years. These estimated revenues are in addition to Image's revenues generated from its traditional, non major motion picture business.
    The agreement calls for Image to exclusively distribute all home video and digital video formats for motion pictures controlled by Relativity that are not part of a finance package provided to a major studio or their respective subsidiaries or affiliates, propelling Image beyond its existing position as a leading supplier of independent programming to become a significant provider of theatrical motion pictures to the home entertainment industry. Currently, Relativity intends to finance up to twenty wholly-controlled major motion pictures each year after 2007, to be granted to Image under the agreement. Each title distributed throughout the ten-year output term will carry a ten-year exclusive distribution term from the date of release.
    Image will oversee post production matters relating to home video and digital video formats -- specifically authoring and compression and development of ancillary materials -- menu design, creative design, replication, marketing and advertising, sales, distribution and collections for each motion picture released. With respect to distribution, Image will be managing inventory levels and stock replenishment requirements at the retail store level for all participating key customers. These vendor managed inventory (VMI) services are a critical part of today's distribution landscape, maximizing the sales potential of each title, decreasing returns, and reducing inventory obsolescence.
    "The Relativity deal may be the single most significant agreement we've signed in the history of Image Entertainment," said President and CEO Martin W. Greenwald. "For the past 25 years, Image has developed an internal distribution platform and forged direct retail relationships that have become the foundation for our success. As we now move into the exclusive distribution of major motion pictures, our distribution capabilities and retail network will continue to be a core asset of our Company and the basis for fully realizing the potential of this agreement."
    Mr. Greenwald continued, "Image now has a significant new programming category for sale to the home entertainment universe. By releasing major motion pictures into traditional and non-traditional retail locations, Image will be the beneficiary of hundreds of millions of dollars in revenues. This will also dramatically enhance the value of our large and diverse library."
    Mr. Greenwald continued, "What makes this even more exciting for Image and its shareholders is the grant of digital video distribution rights in the agreement. This will secure the long-term viability of our distribution model as digital distribution takes its place alongside the traditional sales of packaged media."
    "The entire Image team looks forward to working with Relativity in the coming years and we will strive to exceed our mutual expectations," said Mr. Greenwald in closing.
    Relativity's co-founder and co-managing member, Ryan Kavanaugh, stated, "This deal is a significant component of the expansion of our single-picture business. After analyzing the various home video platforms available, we concluded that Image's solid record of success and innovation, paired with the depth and breadth of its North American retail exposure and its relationships with the major retailers, made Image the ideal partner for us to take such a large and important step. We believe that, with this deal, we are in a position to significantly increase Image's value for their shareholders, and that together Image and Relativity will be establishing further creative business transactions."
    Investment banking firm Raymond James & Associates, Inc., on assignment from Image's senior management, has extensively reviewed the economics of the agreement on behalf of both management and Image's Board of Directors.
    In connection with the Agreement, long-time industry veteran Lynwood Spinks, co-founder and co-managing member of Relativity Media, has joined Image's board of directors, and is being nominated for re-election at Image's upcoming annual meeting on October 10, 2006.

    About Relativity Media:

    Relativity Media, LLC is a financing, consulting and production company that utilizes both traditional and non-traditional channels in order to raise production and distribution funds, both for major studios and independent production entities. To date, Relativity has structured and consummated more than $4 billion in production slate financings. Relativity most recently provided financing and co-produced or executive produced with Columbia Pictures and Universal Pictures such films as Talladega Nights: The Ballad of Ricky Bobby starring Will Ferrell, RV starring Robin Williams, The Fast and the
Furious: Tokyo Drift and Inside Man starring Denzel Washington.

    About Image Entertainment:

    Image Entertainment, Inc. is a leading independent licensee, producer and distributor of home entertainment programming in North America, with over 3,000 exclusive DVD titles and approximately 200 exclusive CD titles in domestic release and approximately 300 programs internationally via sublicense agreements. For many of its titles, the Company has exclusive audio and broadcast rights and, through its subsidiary Egami Media, Inc., has digital download rights to more than 1,500 video programs and over 150 audio programs containing more than 2,500 tracks. The Company is headquartered in Chatsworth, California, and has a domestic distribution facility in Las Vegas, Nevada. The Company's subsidiary Image Entertainment (UK) maintains a content acquisition office in London, England. For more information about Image Entertainment, Inc., please go to www.image-entertainment.com.

    Forward-Looking Statements:

    This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to, among other things, our goals, plans and projections regarding our financial position, results of operations, market position, product development and business strategy. These statements may be identified by the use of words such as "will," "may," "estimate," "expect," "intend," "plan," "believe," and other terms of similar meaning in connection with any discussion of future operating or financial performance. All forward-looking statements are based on management's current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations.
    These factors include, among other things, our inability to raise additional working capital, changes in debt and equity markets, increased competitive pressures, changes in our business plan, and changes in the retail DVD and entertainment industries. For further details and a discussion of these and other risks and uncertainties, see "Forward-Looking Statements" and "Risk Factors" in our most recent Annual Report on Form 10-K. Unless otherwise required by law, we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

    CONTACT: THE HONIG COMPANY, INC. (Image Press/Corporate)
             Steve Honig, 310-246-1801
             press@honigcompany.com
                 or
             MKR Group, LLC (Image Investor Relations)
             Charles Messman or Todd Kehrli, 818-556-3700 ir@mkr-group.com
                 or
             BWR Public Relations (for Relativity)
             Lynda Dorf, 310-248-6105
             Fx: 310-550-1701